Exhibit 10.4
WASHINGTON GAS LIGHT COMPANY
SUPPLEMENTAL EXECUTIVE
RETIREMENT PLAN
Amended and Restated Effective January 1, 2005

 i

TABLE OF CONTENTS
(continued)
 ii

TABLE OF CONTENTS
(continued)
 iii

1.	PURPOSE.
1.1	Purpose. Washington Gas Light Company (the “Company”) has established and maintains the Washington Gas Light Company Supplemental Executive Retirement Plan (the “Plan”) for the purpose of providing supplemental pension and pension-related benefits to a select group of management and highly compensated employees of the Company and its affiliates.

It is intended that the Plan shall at all times be maintained on an unfunded basis for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”), and administered as a “top-hat” plan exempt from the substantive requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

1.2	Effective Date. The Plan was originally established April 28, 1982 and was amended and restated from time to time thereafter. The Plan was amended and restated effective January 1, 2005 to comply with the provisions of Code section 409A; provided the terms of the Plan as amended and restated effective January 1, 2005 shall not apply to any Accrued Benefit that was earned and vested as of December 31, 2004. All Accrued Benefits earned and vested as of December 31, 2004 shall continue to be governed by and subject to the terms of the Plan in effect as of December 31, 2004, a copy of which is attached as Exhibit G. All Accrued Benefits earned and vested on or after January 1, 2005 shall be governed by and subject to the terms of the Plan as amended and restated January 1, 2005.

1

2.	DEFINITIONS.
Except as otherwise stated herein, capitalized terms used in this Plan have the meanings set forth below:
2.1	“Accredited Service.” Accredited Service has the meaning set forth in the Washington Gas Light Company Employees’ Pension Plan.

2.2	“Accrued Benefit.” Accrued Benefit means, at any time, the benefit computed in accordance with Section 4.1, expressed as a single-life annuity commencing at Normal Retirement Date.

2.3	“Affiliate.” Affiliate means a parent or subsidiary of the Company.

2.4	“Beneficiary.” Beneficiary means the person or persons entitled to receive a Participant’s retirement benefits.

2.5	“Benefit Commencement Date.” Benefit Commencement Date means the date on which a Participant’s retirement benefits commence to be paid under this Plan. Such date shall be the first day of the month immediately following the benefit commencement date under Section 4.1, Section 4.2 or Section 4.3, or if later, the date elected under Section 3.2(b).

2.6	“Benefit Service.” Benefit Service means the aggregate of a Participant’s (i) Accredited Service and (ii) Plan Service, up to a maximum aggregate of 30 years. For a Participant who began participation on or before June 27, 1989, Benefit

2

Service for the period prior to June 27, 1989 shall be equal to the aggregate of (i) years of Accredited Service earned through that date and (ii) two years of Plan Service for each full year of Plan Service earned prior to June 27, 1989. Under no circumstances shall a Participant’s Benefit Service exceed 30 years.

2.7	“Board of Directors.” Board of Directors means the Board of Directors of Washington Gas Light Company.

2.8	“Change in Control.” Change in Control means a Change in Control pursuant to the terms of the Washington Gas Light Company Change in Control Policy, which is incorporated by reference herein.

2.9	“Committee.” Committee means the committee established pursuant to Section 8 hereof, as it shall be constituted from time to time.

2.10	“Company.” Company means Washington Gas Light Company and any successor to all or a major portion of the assets or business of the Washington Gas Light Company.

2.11	“Compensation.” Compensation means, for any calendar year, a Participant’s salary as of December 31 of the calendar year and any short term incentive award fully earned for the fiscal year that ends during the calendar year under any incentive compensation plan maintained by the Company, whether such award is paid during the calendar year or payment is deferred. If a Participant is on an approved leave of absence as of December 31 of any calendar year, his salary in effect at the beginning of such leave shall be deemed to be his salary for the year.

3

If a Participant dies or is determined to have incurred a Disability prior to December 31 of his first year of Plan participation, his Compensation shall be determined as of the day preceding the date of death or determination of Disability.

2.12	“Death Benefit.” Death Benefit has the meaning set forth in Section 5 of the Plan.

2.13	“Disability.” Disability means, to the extent consistent with Code section 409A, a mental or physical condition which constitutes a “Disability” as set forth in the Washington Gas Light Company Employees’ Pension Plan, provided such disability is expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.14	“Early Retirement Benefit.” Early Retirement Benefit means the benefit described in Section 4.2.

2.15	“Eligible Employee.” Eligible Employee means any Employee selected by the Board of Directors.

2.16	“Employee.” Employee means a person who receives salary, wages or commissions from the Company or an Affiliate and whose wages from the Company or an Affiliate are subject to withholding for purposes of federal income taxes and the Federal Insurance Contribution Act, as determined by the Committee.

2.17	“ERISA.” ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

4

2.18	“Final Average Compensation.” Final Average Compensation means the average of the total amount of Compensation for the three calendar years producing the highest total, selected from the five consecutive years preceding the Participant’s termination of employment. In the event the Participant has less than three years of Compensation prior to his termination of employment, his total amount of Compensation for his years of service shall be averaged and such average shall be his Final Average Compensation.

2.19	“Grandfathered Benefits.” Grandfathered Benefits means “Accrued Benefits” as described in the Plan in effect as of December 31, 2004 that were earned and vested as of December 31, 2004. All Grandfathered Benefits are governed by and subject to the terms of the Plan in effect as of December 31, 2004 and are not subject to the terms of the Plan as set forth in this amendment and restatement effective January 1, 2005.

2.20	“Key Employee.” Key Employee means (i) an officer of the Company or its Affiliates having annual compensation greater than $130,000 (adjusted for inflation as described in section 416(i) of the Code), (ii) a five percent owner of the Company and its Affiliates, or (iii) a one percent owner of the Company and its Affiliates who has annual compensation from the Company and its Affiliates greater than $150,000, as determined by the Committee in accordance with section 409A of the Code. The number of officers who are considered Key Employees shall be limited to 50 employees as described in section 416(i) of the Code. The Committee shall determine the Key Employees each year in accordance with section 416(i) of the Code, the “specified employee”

5

requirements of section 409A of the Code, and applicable regulations. Key employees shall be identified as of December 31 of each year with respect to the 12-month period beginning on the next following April 1.

2.21	“Normal Retirement Benefit.” Normal Retirement Benefit means the benefit described in Section 4.1.

2.22	“Normal Retirement Date.” Normal Retirement Date has the meaning set forth in the Washington Gas Light Employees’ Pension Plan.

2.23	“Participant.” Participant means an individual described in Section 3, unless expressly provided herein to the contrary or the context dictates otherwise, a Participant shall include any person who is entitled to a benefit under this Plan.

2.24	“Plan.” Plan means the Washington Gas Light Company Supplemental Executive Retirement Plan as set forth in this document and in any amendments from time to time made hereto.

2.25	“Plan Service.” Plan Service means Years of Vesting Service as a Participant.

2.26	“Surviving Spouse.” Surviving Spouse refers to the person who is legally married to the Participant at the time of his death and for the full one year (365 days) period immediately prior to his death.

2.27	“Vested Percentage.” Vested Percentage means a Participant’s nonforfeitable interest in his Accrued Benefit determined in accordance with Section 6.

6

2.28	“Washington Gas Light Company Employees’ Pension Plan.” Washington Gas Light Company Employees’ Pension Plan means the Washington Gas Light Company Employees’ Pension Plan, originally adopted January 1, 1945, as amended and restated January 1, 2000 and as amended thereafter from time to time.

2.29	“Year of Vesting Service.” Year of Vesting Service means each calendar year as a Participant in which the Participant completes at least 1,000 Hours of Service including all Hours of Service completed in the year in which an individual first becomes a Participant, regardless of whether earned before of after first becoming a Participant. For purposes of this Section 2.29, an “Hour of Service” shall have the meaning assigned to such term under the Washington Gas Light Company Employees’ Pension Plan.
3.	PARTICIPATION
3.1	Commencement of Participation. Each Eligible Employee shall become a Participant no earlier than the date the Board of Directors meets and designates the Employee as an Eligible Employee; Participation shall begin on the date the Board of Directors shall specify.

3.2	Participant Elections.
(a)	Initial Elections. A Participant may, within 30 days of first becoming a Participant, and consistent with Code section 409A and applicable regulations, make an election with respect to retirement benefits described

7

in Sections 4.1, 4.2 and 4.3 to receive his benefits in one of the optional forms of distribution described in Section 4.6.
Elections under Section 3.2(a) shall be made in a form authorized by the Committee. Except as provided in Section 3.2(c), no initial elections may be made by a Participant more than 30 days after he first becomes a Participant. Except as provided in Section 3.2(b), below, such elections shall be irrevocable.
(b)	Second Elections. A Participant may, consistent with Code section 409A and applicable regulations, subsequently elect to defer the commencement of distributions of his or her retirement benefits or change the form of the Participant’s distribution, provided (i) the subsequent election is not effective for 12 months after it is made, and (ii) under the subsequent election, the distribution may not commence until a date that is at least 5 years later than the earliest date the distribution would otherwise have commenced.

(c)	Special Transition Elections. Notwithstanding anything in this Plan to the contrary, a Participant may, on or before December 31, 2007 (or such later date as is authorized by the Internal Revenue Service) make an election as to choices set forth in Section 3.2(a). Such elections shall be made in form authorized by the Committee, consistent with Code section 409A and the applicable regulations. Except as provided in Section 3.2(b), these elections shall be irrevocable.

8

3.3	Termination. In the event a Participant’s employment with the Company is terminated for whatever reason or in the event the Board of Directors withdraws or rescinds its designation of Participant status with respect to an Employee, such terminated or current Employee, as applicable, shall thereafter accrue no additional benefits under this Plan and shall have, with respect to previously accrued benefits, only such rights as are provided in herein. Benefits payable to such terminated or current Employee, if any, shall be paid in accordance with the terms of the Plan.
4.	RETIREMENT BENEFITS
4.1	Normal Retirement Benefit. Upon termination of employment on or after attainment of his Normal Retirement Date a Participant shall be entitled to a monthly benefit equal to his Vested Percentage of an amount calculated as 1/12 of the excess of (a) over (b) where:
(a)	equals 2% of Final Average Compensation multiplied by the number of years of Benefit Service; and

(b)	equals the sum of (i) the Normal Retirement Pension determined under the Washington Gas Light Company Employees’ Pension Plan; (ii) the Participant’s Grandfathered Benefits and (iii) the annual amount of any other supplemental pension benefit provided by the Company.
4.2	Early Retirement Benefit. A Participant who terminates employment on or after attainment of age 55 and completion of 10 or more years of Benefit Service but

9

before his Normal Retirement Date shall receive a retirement benefit commencing as of his termination of employment equal to the Participant’s Accrued Benefit at termination of employment subject to an early retirement reduction determined in accordance with Exhibit D. However, a Participant listed on Exhibit B shall receive the greater of the benefits determined in accordance with Exhibit C or Exhibit D. A Participant listed on Exhibit B who has attained age 60 and has 30 years of Benefit Service shall receive a retirement benefit equal to 100% of his Normal Retirement Benefit. In any event, the Early Retirement Benefit shall be determined by (1) first applying to the amount determined in Section 4.1(a) the applicable adjustment factors to reflect the age of the Participant at the Benefit Commencement Date, (2) determining the offsets under Section 4.1(b) adjusted to reflect the age of the Participant at the Benefit Commencement Date, and (3) subtracting the amount determined in (2) from the amount determined in (1). Any adjustments to the resulting benefit to reflect a payment form other than a life annuity are applied to the result of step (3).

4.3	Terminated Vested Benefit. A Participant who terminates employment before attaining age 55 shall commence receiving a benefit upon attaining age 55 equal to the Vested Percentage of the Participant’s Accrued Benefit subject to an early retirement reduction determined in accordance with Exhibit D. The Terminated Vested Benefit shall be determined by (1) first applying to the amount determined in Section 4.1(a) the applicable Vested Percentage and adjustment factors to reflect the age of the Participant at the Benefit Commencement Date, (2) determining the offsets under Section 4.1(b) adjusted to reflect the vested

10

percentage and age of the of the Participant at the Benefit Commencement Date, and (3) subtracting the amount determined in (2) from the amount determined in (1). Any adjustments to the resulting benefit to reflect a payment form other than a life annuity are applied to the result of step (3).
4.4	Disability Retirement Benefit. A Participant who has 10 or more years of Benefit Service and has incurred a Disability shall receive a benefit equal to the excess of (a) over (b) where:
(a)	equals the greater of (1) his Early Retirement Benefit under this Plan (except that any such Participant under age 55 will be treated as though he is age 55); or (2) an amount equal to 110% of the Disability Pension payable to the Participant under the Washington Gas Light Company Employees’ Pension Plan; and

(b)	equals the benefit payable to the Participant under the Washington Gas Light Company Employees’ Pension Plan;
provided that in no event shall such benefit exceed the Participant’s Accrued Benefit. A Participant with less than 10 years of Benefit Service who incurs a Disability shall receive a benefit equal to his Accrued Benefit subject to an actuarial reduction determined in accordance with Exhibit F. The benefit under this Section 4.4 shall be reduced by any benefits payable to the Participant under the Company’s long term disability plan. The benefit under this Section 4.4 shall commence as soon as practicable following the occurrence of the Disability.

11

4.5	Normal Form of Benefit. The normal form of a Participant’s retirement benefit shall be payments in equal monthly installments for his lifetime; provided the normal form of benefit for a Participant who is married on his Benefit Commencement Date shall be equal monthly installments for the lifetime of the Participant with 50% of the amount payable to the Participant continued thereafter for the lifetime of the Surviving Spouse that is the actuarial equivalent of a single life annuity for the lifetime of the Participant, using the Actuarial Factors as defined under the Washington Gas Light Company Employees’ Pension Plan. Notwithstanding, a Participant may elect, in accordance with Section 3.2 of the Plan, to have his retirement benefit paid in one of the optional forms of benefits described in Section 4.6. The benefit election of a Participant who is married on his Benefit Commencement Date is not subject to spousal consent.

4.6	Optional Forms of Distribution. Each of the optional forms of distribution listed below shall be the actuarial equivalent of a single life annuity for the lifetime of the Participant, using the Actuarial Factors as defined under the Washington Gas Light Company Employees’ Pension Plan.
(a)	Lump Sum. The Participant may elect to have all or a portion of his Accrued Benefit paid in a lump-sum, the amount of which shall be calculated on the basis specified in Exhibit E. If a Participant elects to have less than all of his Accrued Benefit paid in a lump sum, the remaining portion of the Participant’s Accrued Benefit will be paid in the normal form of benefit unless the Participant has elected otherwise.

12

(b)	Single Life Option. The Participant may elect to have his Accrued Benefit paid in equal monthly installments for his lifetime.

(c)	Contingent Annuitant Option. A participant may elect to have his benefit paid in equal monthly installments for the lifetime of the Participant with 50%, 75% or 100% of the amount payable to the Participant continued thereafter for the lifetime of the Surviving Spouse or any other designated Beneficiary.

(d)	Guaranteed Fixed Period and Life Thereafter Option. The Participant may elect to have the Participant’s benefits paid in monthly payments for his life; provided if the Participant dies within the fixed period that he so designates in his election for this option made in accordance with Section 3.2, the monthly pension benefit that the Participant was receiving shall continue to the Participant’s Surviving Spouse or other designated Beneficiary for the remainder of the fixed period elected by the Participant.

(e)	Social Security Adjustment Option. A Participant whose Benefit Commencement Date occurs before the Participant’s Social Security benefit first becomes available by reason of age and who has elected to receive benefits in a form other than a lump sum, may elect to have his monthly benefit increased until the Participant’s Social Security benefit first becomes available, and reduced thereafter, so that the Participant receives, as far as practicable, an approximately level income both before

13

and after the Social Security benefit first becomes available to the Participant.

Notwithstanding any other provision to the contrary, if payment is to be made on the basis of a combination of the Social Security Adjustment Option and any other option involving payment after the death of the Participant, an adjustment on account of such other option shall first be made, and the adjusted amount shall then be further adjusted for the Social Security Adjustment Option. Moreover, any benefits payable after the death of the Participant, the amount of which is to be determined on the basis of the amount that was payable to the Participant, shall be determined on the basis of the Participant’s adjusted amount before it was adjusted for the Social Security Adjustment Option.

Although this section of the Plan makes references to “Social Security” benefits, the benefits provided by this option are independent of any benefits provided under the Social Security Act whether the Participant applies for, receives or will be eligible for any such benefits at any time. The estimated Social Security benefit used in determining such level income is not to be changed subsequently if the actual Social Security benefit proves to be different from the estimated amount.

(f)	Pop-up Option. A Participant may elect to have a contingent annuitant option (including the joint and survivor form of benefit that is the normal form of benefit for a Participant who is married on his Benefit

14

Commencement Date) revert to a single-life annuity in the event the Surviving Spouse or other designated Beneficiary dies within 5 years of the Benefit Commencement Date, subject to an additional actuarial reduction of the Participant’s benefit and an actuarial adjustment to the benefit payable for the life of the Surviving Spouse or such other designated Beneficiary in the event the Surviving Spouse or other designated Beneficiary survives the 5-year period beginning on the Participant’s Benefit Commencement Date.
4.7	Benefit Computation. A Participant’s retirement benefits shall be computed under the Plan in effect as of the date of the Participant’s termination of employment with the Company and shall not be recomputed, increased or decreased after such termination, except for supplemental increases, if any, as may be granted by the Board of Directors.
4.8	Special Distribution Rules for Key Employees. Notwithstanding any provision of the Plan to the contrary, if a Participant who is a Key Employee becomes entitled to receive a distribution of his retirement benefits on account of termination of employment under Section 4.1, 4.2 or 4.3, distribution of such benefits may not begin earlier than six months following the date of the Participant’s termination of employment, as required by section 409A of the Code and the regulations thereunder. At the expiration of the six-month period, the amounts that would otherwise have been distributable to the Participant during the period shall be immediately paid to the Participant. If the Participant dies during such six-month period, the amounts that would otherwise have been distributable to the

15

Participant during such six-month period shall be paid to the Participant’s Beneficiary on or around 90 days after the date of the Participant’s death. In no event shall interest be paid on any distribution delayed pursuant to this Section 4.8.
4.9	Hardship Distribution. In the event that the Human Resources Committee of the Company’s Board of Directors, upon written request of a Participant, Surviving Spouse or the beneficiary of any survivor death benefit payable pursuant to the form of a Participant’s retirement benefit in accordance with Section 4.5, determines, in its sole discretion, that the Participant, Surviving Spouse or beneficiary has suffered an unforeseeable financial emergency, the Company shall pay to the Participant, Surviving Spouse or beneficiary, as soon as practicable following such determination, an amount equal to the lesser of: (i) the amount necessary to meet the emergency, including amounts for any and all taxes as may be required pursuant to Section 11.2 or (ii) the value of the Vested Percentage of Participant’s Accrued Benefit expressed as a lump sum, using the “applicable interest rate” and “applicable mortality table” under Code section 417(e)(3) as such terms are used in the Washington Gas Light Company Employees’ Pension Plan for purposes of determining lump sum distributions for small benefit amounts. For purposes of this Section 4.9, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial

16

emergency. With respect to that portion of the retirement benefit which is distributed to a Participant, Surviving Spouse or a beneficiary as hardship distribution under this Section 4.9, no further benefit shall be payable to the Participant, Surviving Spouse or beneficiary. It is intended that the Human Resources Committee’s determination as to whether a Participant, Surviving Spouse or beneficiary has suffered an “unforeseeable financial emergency” shall be made consistent with the requirements under section 409A of the Code and applicable regulations.
4.10	Special Transition Distribution Rules. Notwithstanding anything in this Plan to the contrary, prior to January 1, 2008 (or such later time as authorized by the Internal Revenue Service) the timing and form of a Participant’s retirement benefit that would have been payable under the terms of Section 6.1 of the Plan as of October 3, 2004, based on the form and timing of a benefit election under the Basic Plan, shall not be governed by the provisions of this Plan, but shall instead be governed by the provisions of Section 6.1 of the Plan as in effect on October 3, 2004 (as reflected in Exhibit G).

17

5.	DEATH BENEFIT
5.1	General. Except for the Surviving Spouse’s annuity described in Sections 5.2 and 5.3, and any survivor death benefit payable pursuant to the form of payment of a Participants’ retirement benefits in accordance with Section 4.5, no death benefits shall be payable under this Plan and a Participant shall forfeit all rights to any benefits hereunder upon his death.
5.2	Surviving Spouse of an Active Participant. The Surviving Spouse of a Participant who dies while an Employee shall receive a monthly annuity in an amount equal to 50% of the deceased Participant’s Accrued Benefit (without regard to vesting) determined on the basis of (i) the Participant’s Final Average Compensation at the date of his death, and (ii) the Benefit Service the Participant would have had if his Company employment had continued until his Normal Retirement Date, and (iii) no reduction for benefit commencement before age 65. This benefit shall continue for the lifetime of the Surviving Spouse. Payment of this benefit shall commence in the month following the Participant’s death.
5.3	Surviving Spouse of Former Vested Participant. If a Participant who is not an Employee and is not receiving a benefit under this Plan dies, the Surviving Spouse of such Participant shall receive a benefit of an amount equal to 50% of the annuity that would have been paid to the former Participant under Section 4.3. The benefit payable to the Surviving Spouse shall be distributed in the form in which the benefit would have been paid to the former Participant under Section 4.3. If the Participant dies before the year he would have attained age 55, then

18

benefits will commence at the time the Participant would have reached age 55 or, if the Participant had in place a valid election under Section 3.2(b) for a later commencement date, at such later commencement date. If the Participant dies after the year he reaches age 55, the benefit shall commence in the month following the Participant’s death and shall continue for the lifetime of the Surviving Spouse.
6.	VESTING
6.1	Vested Percentage.
(a)	General: Subject to Section 6.2 below and the right of the Company to amend or terminate the Plan, any person first becoming a Participant after January 1, 1999 shall vest in his Accrued Benefit at the following rates:
(i)	10% for each completed 5-year period of Accredited Service up to January 1 of the year in which he or she became a Participant. Four complete years of Accredited Service plus one day of Accredited Service with the Company will be treated as a 5-year period for this purpose; and

(ii)	5% per Year of Vesting Service earned up to, and including, the year the Participant attains age 49, and

(iii)	10% per Year of Vesting Service thereafter,
to a maximum of 100%.

19

In general, a Participant shall have no Vested Percentage prior to the completion of 60 months of Accredited Service with the Company, unless this requirement is waived by the Committee pursuant to Section 6.2(b) of this Plan. Notwithstanding the preceding or anything in this Plan to the contrary, a Participant shall be 100% vested upon the attainment of eligibility for an Early Retirement Benefit and, if not already vested, upon attainment of his or her Normal Retirement Date.
(b)	Special Grandfather Provisions. The provisions of this Section 6.1(b) are subject to Section 6.2 below and the right of the Company to amend or terminate the Plan.
(i)	Participants in this Plan on January 1, 1999: All persons listed on Exhibit A shall have a minimum Vested Percentage of 10%. These persons shall vest at the rate of 10% for each completed 5-year period of Accredited Service with the Company (whether or not as a Participant) prior to January 1, 1999. Four complete years of Accredited Service plus one additional day of Accredited Service with the Company in any one calendar year will be treated as a 5-year period for this purpose; and
(1)	after January 1, 1999, these Participants also vest at the rate of 5% per Year of Vesting Service to, and including, the year the Participant attains age 49; and

(2)	10% per Year of Vesting Service thereafter,
to a maximum of 100%.

20

(c)	Disability Benefits. Upon Disability of a Participant, the Participant is 100% vested in his Accrued Benefit.

(d)	Change in Control. Upon a Change in Control, Participants are 100% vested in their Accrued Benefit.
6.2	Vested Percentage – Exceptions.
(a)	Company Initiated Termination. The provisions of Section 6.1(a) will not apply if a Participant’s termination of employment occurs as a result of a Company-initiated action or if his designation of Participant status is withdrawn or rescinded by the Company. In such event, the Participant’s vested interest in his Accrued Benefit shall be calculated in accordance with following table:

Completed Years
of
Vesting Service	Vested Percentage
1	20%
2	40%
3	60%
4	80%
5	100%
(b)	Acceleration of Vesting. The Committee may waive all vesting requirements or permit accelerated vesting arrangements in any case which, in the Committee’s discretion, represents special circumstances;

21

(c)	Misconduct. Notwithstanding any Plan provision to the contrary, if a Participant willfully performs any act or willfully fails to perform any act of material importance to the Company, that may result in material discredit or substantial detriment to the Company, then upon a majority vote of the Board of Directors, such Participant, his Surviving Spouse and any Beneficiary of such individual shall forfeit any benefit payments owing on and after the date fixed by the Board of Directors and the Company shall have no further obligation under this Plan to such Participant, his Surviving Spouse or any Beneficiary. If a Participant to which this Section applies received a lump-sum benefit pursuant to Section 4.6, then the Participant or his Surviving Spouse shall return to the Company a proportionate share of such lump-sum payment calculated as follows:

The lump-sum payment amount shall be multiplied by a fraction, the numerator of which is the number of full years and months which elapsed from the time of the payment to the time of the willful act or failure to act described above, and the denominator of which is the number of full years and months of the Participant’s life expectancy determined as of the time of the lump-sum payment.
7.	FUNDING NATURE OF THE PLAN
The funds used for payment of benefits under this Plan and of the expenses incurred in the administration thereof shall, until such actual payment, continue to be a part of the general funds

22

of the Company and no person other than the Company shall, by virtue of this Plan, have any interest in any such funds. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

23

8.	ADMINISTRATION OF THE PLAN
The Plan shall be administered by a committee that is comprised of the members of the Retirement Board appointed by the Company’s Board of Directors with respect to the Washington Gas Light Company Employees’ Pension Plan, or such other committee or persons as are selected from time to time by the Board of Directors (the “Committee”). The Committee shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan, except for the determination for Hardship Distributions reserved under Section 4.9 to the Human Resources Committee of the Company’s Board of Directors. The Committee’s powers and duties shall include, but shall not be limited to, the following: (a) responsibility for the compilation and maintenance of all records necessary in connection with the Plan; (b) authorizing the payment of all benefits and expenses of the Plan as they become payable under the Plan; (c) reducing or otherwise adjusting amounts payable under the Plan if payments are made in error; and (d) authority to engage such legal, accounting, and other professional services as it may deem proper. Benefits under the Plan will be paid only if the Committee decides in its discretion that the Participant is entitled to them, except as reserved to the Human Resources Committee under Section 4.9 of the Plan. The decisions of the Committee shall be made in the sole discretion of the Committee and shall be final and binding upon all parties, including without limitation, the Company, Participants and Beneficiaries.
The Committee, from time to time, may allocate to one or more of its members or to any other person or persons or organizations any of its rights, powers, and duties with respect to the operation and administration of the Plan. Any such allocation shall be reviewed from time to time by the Committee and shall be terminable upon such notice as the Committee, in its sole discretion, deems reasonable and prudent under the circumstances.

24

The members of the Committee shall serve without compensation, but all benefits payable under the Plan and all expenses properly incurred in the administration of the Plan, including all expenses properly incurred by the Committee in exercising its duties under the Plan, shall be borne by the Company.
9.	AMENDMENTS AND TERMINATION
The Board of Directors reserves the power at any time to terminate this Plan and to otherwise amend any portion of the Plan, provided however, that no such action shall reduce any Accrued Benefit (or any benefit hereunder based thereon) or Vested Percentage on the date of such action.
10.	CLAIMS PROCEDURES.
Any claim for a benefit under the Plan shall be governed by Section 12 of the Washington Gas Light Company Employees’ Pension Plan.
11.	MISCELLANEOUS
11.1	Construction. The headings and subheadings of this instrument are inserted for convenience of reference only and are not to be considered in the construction of this Plan. Wherever appropriate, words used in the singular may include the plural, plural may be read as the singular and the masculine may include the feminine.

11.2	Taxes. The Company will deduct from Plan payments or from other compensation payable to a Participant, Surviving Spouse or Beneficiary any amounts required to be withheld for federal, state or local taxes with respect to Benefits under this Plan.

25

11.3	Governing Law. The instrument creating the Plan shall be construed, administered, and governed in all respects in accordance with the laws of the Commonwealth of Virginia to the extent not preempted by ERISA. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

11.4	No Right of Employment. Participation in this Plan shall not give to any Employee the right to be retained in the employ of the Company or any right or interest in this Plan other than is herein specifically provided.

11.5	Payment in Satisfaction of Claims. Any payment to a Participant, Surviving Spouse or Beneficiary or the legal representative of the aforesaid, in accordance with the terms of this Plan shall to the extent thereof be in full satisfaction of all claims such person may have against the Company hereunder, which may require such payee, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Company.

11.6	ERISA. This Plan is intended to qualify for exemption from Parts II, III, and IV of ERISA, as amended, as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of such Act, and shall be so interpreted.

11.7	No Alienation of Benefits. Benefits under this Plan shall not be alienated, hypothecated or otherwise encumbered, and to the maximum extent permitted by

26

law such benefits shall not in any way be subject to claim of creditors or liable to attachment, execution or other process of law.
11.8	Incapacity. If an individual entitled to receive retirement benefits is determined by a court, or if not by a court by the Committee, to be legally incapable of giving valid receipt and discharge for such benefits, they shall be paid to the duly appointed and acting guardian, if any, and if no such guardian is appointed and acting, to such person as the Committee may designate. Such payment shall, to the extent made, be deemed a complete discharge for such payments under this Plan.

11.9	Adjustment. If the Committee is unable to make the determinations required under this Plan in sufficient time for payments to be made when due, the Committee shall make the payments upon the completion of such determinations with interest at a reasonable rate from the due date and may, at its option, make provisional payments, subject to adjustment, pending such determination.

11.10	Section 409A of the Code. The Plan is intended to comply with the applicable requirements of section 409A of the Code and its corresponding regulations and related guidance, and shall be maintained and administrated in accordance with section 409A of the Code to the extent section 409A of the Code applies to the Plan. Notwithstanding anything in the Plan to the contrary, distributions from the Plan may only be made in a manner, and upon an event, permitted by section 409A of the Code.
[The remainder of this page intentionally left blank]

27

The foregoing Plan document was adopted by resolution of the Board of Directors of Washington Gas Light Company at a regular meeting on                                         , 2006.

By:

SECRETARY
WASHINGTON GAS LIGHT COMPANY

28

Exhibit A
Participants in the Supplemental Executive Retirement Plan on January 1, 1999
Elizabeth M. Arnold
Beverly J. Burke
Richard J. Cook
James H. DeGraffenreidt, Jr.
Richard L. Fisher
John K. Keane, Jr.
Frederic M. Kline
Patrick J. Maher
Lisa M. Metcalfe
Douglas V. Pope
Joseph M. Schepis
Roberta W. Sims
Robert A. Sykes
Robert E. Tuoriniemi
James B. White

29

Exhibit B
Richard J. Cook
Richard L. Fisher
John K. Keane, Jr.
Patrick J. Maher
Douglas V. Pope
Robert A. Sykes

30

Exhibit C
Early Retirement Benefit
“Legacy” Formula

	Benefit Service
Age*	<30 years	30 years
65	1	1
64	0.98	1
63	0.96	1
62	0.94	1
61	0.92	1

60	0.90	1
59	0.85	0.85
58	0.80	0.80
57	0.75	0.75
56	0.70	0.70
55	0.65	0.65

*	Nearest Age of Participant (or Former Vested Participant) on date benefits commence.

31

Exhibit D
Early Retirement Benefit
“New” Formula

All Service
Age *	Levels
65	1
64	0.97
63	0.94
62	0.91
61	0.88

60	0.85
59	0.82
58	0.79
57	0.76
56	0.73
55	0.70

*	Nearest Age of Participant (or Former Vested Participant) on date benefits commence.

32

Exhibit E
Lump-Sum Calculation Procedure
          1. Determine the participant’s life expectancy as of the lump-sum payment date using the mortality table applicable under Code section 417(e) referenced in Internal Revenue Service (“IRS”) Revenue Ruling 2001-62, or such other table as the IRS shall indicate as a replacement for such table. Round the result up to the next higher whole number of years.
          2. Determine the annual life annuity benefit, payable as of the lump-sum payment date that is to be converted into an actuarially equivalent lump-sum.
          3. Assuming mid-year payment of the amount in Step (2), for each year of the Participant’s future life expectancy, discount each year’s payment back to the lump-sum payment date using the yield on the zero-coupon US Treasury security with maturity equal to the maturity of each year’s payment. The lump-sum shall equal the sum of the discounted payments. The U.S. Treasury yields shall be those published for the date six months prior to the lump-sum payment date. If such date falls on day when U.S. Treasury securities are not traded, yields for the next following business day shall be used.

33

Exhibit F
Actuarial Equivalent Reduction Factors for Disability Benefits
Commencing Prior to Age 55

Factor by Which Age 55 Benefit is
Nearest Age at	Multiplied to Determine Benefit at
Commencement	Commencement Age
54	0.9261
53	0.8586
52	0.7968
51	0.7402
50	0.6882

49	0.6404
48	0.5963
47	0.5557
46	0.5183
45	0.4837

44	0.4516
43	0.4220
42	0.3945
41	0.3690
40	0.3453

39	0.3233
38	0.3028
37	0.2837
36	0.2660
35	0.2494

34	0.2339
33	0.2195
32	0.2060
31	0.1934
30	0.1816

29	0.1706
28	0.1603
27	0.1507
26	0.1416
25	0.1331

34

Exhibit G
Washington Gas Light Company
Supplemental Executive Retirement Plan in effect on 12/31/2004
WASHINGTON GAS LIGHT COMPANY
SUPPLEMENTAL EXECUTIVE
RETIREMENT PLAN
As Amended Through November 1, 2000

- i -

Article 1
Purpose
1.1 Purpose: The purpose of this Supplemental Executive Retirement Plan (Supplemental Plan) is to provide a minimum level of retirement income in the event of normal or early retirement and a minimum level of benefits in the event of death or disability as a means of attracting, retaining, and motivating executives. This Supplemental Plan is designed to provide a benefit which, when added to the benefit provided by the Washington Gas Light Company Employees’ Pension Plan will meet the purpose described above.
     The Company intends that the Supplemental Plan shall at all times be maintained on an unfunded basis for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and be administered as a “top-hat” plan exempt from the substantive requirements of the Employee Retirement Income Security Act of 1974, as amended.

Article 2
Definitions
2.1 Accredited Service: Accredited Service as defined in the Basic Plan.
2.2 Accrued Benefit: The amount expressed in terms of an annual single-life annuity commencing at Normal Retirement Date and determined in accordance with Section 6.4 which describes the Normal Retirement Pension.
     An Accrued Benefit payable at a date other than the Normal Retirement Date shall be calculated by (1) applying to the amount determined in Section 6.4(a) the applicable adjustment factors to reflect the age of the Participant at the commencement date, (2) determining the offsets under Section 6.4(b) adjusted to reflect the age of the Participant at the benefit commencement date, and, then (3) subtracting the amount determined in (2) from the amount determined in (1). Any adjustments to the resulting benefit to reflect a payment form other than a life annuity are then applied to the result of Step (3).
2.3 Administrator: The Administrator appointed by the Committee to carry out the administration of this Supplemental Plan.
2.4 Affiliate: An “Affiliate” of a person is a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such person.
2.5 Basic Plan: Washington Gas Light Company Employees’ Pension Plan, as amended from time to time.
2.6 Benefit Service: As defined in Section 5.1 of this Supplemental Plan.
2.7 Board or Board of Directors: The Board of Directors of Washington Gas Light Company.
2.8 Change of Control: The occurrence of any one or more of the triggering events specified below:
     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of WGL Holdings, Inc. or (ii) the combined voting power of the then-outstanding voting securities of WGL Holdings, Inc. entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from WGL Holdings, Inc., (ii) any acquisition by WGL Holdings, Inc. or any corporation controlled by or otherwise affiliated with WGL Holdings, Inc., (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by WGL Holdings, Inc. or any corporation controlled by or otherwise affiliated with WGL Holdings, Inc.; or (iv) any transaction described in clauses (i), (ii), and (iii) of subsection (d) of this Section 2.8; or
     (b) Individuals who, as of the close of business on November 1, 2000, constituted the Board of Directors of WGL Holdings, Inc. (the “Incumbent WGL Holdings, Inc. Board”) cease for any reason to constitute at least a majority of the Board of Directors of WGL Holdings, Inc.; provided, however, that any individual becoming a director subsequent to November 1, 2000 whose election, or nomination for election by WGL Holdings, Inc.’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent WGL Holdings, Inc. Board shall be considered as though such individual were a member of the Incumbent WGL Holdings, Inc. Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent WGL Holdings, Inc. Board; or
     (c) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of Washington Gas Light Company (the “Utility”) or (ii) the combined voting power of the then-outstanding voting securities of the Utility entitled to vote generally in the election of directors, provided, however, that for purposes of this subsection (c), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Utility, (ii) any acquisition by the Utility or any corporation controlled by or otherwise affiliated with the Utility, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Utility or any corporation controlled by or otherwise affiliated with the Utility; or (iv) any transaction described in clauses (i) and (ii) of subsection (e) of this Section 2.8; or
     (d) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the WGL Holdings, Inc. (a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding WGL Holdings, Inc. common stock and outstanding WGL Holdings, Inc. voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding WGL Holdings, Inc. common stock and outstanding WGL Holdings, Inc. voting securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of WGL Holdings, Inc. or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent WGL Holdings, Inc. Board at the time of the execution of the initial agreement, or of such Incumbent WGL Holdings, Inc. Board, providing for such Business Combination; or
     (e) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Utility (a “Utility Business Combination”), in each case unless, following such Utility Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, directly or indirectly, respectively, of the outstanding Utility common stock and the outstanding Utility voting securities immediately prior to such Utility Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Utility Business Combination in substantially the same proportions as their ownership, immediately prior to such Utility Business Combination, of the outstanding Utility common stock and outstanding Utility voting securities, as the case may be, and (ii) no Person (excluding any corporation resulting from such Utility Business Combination or any employee benefit plan (or related trust) of the Utility or such corporation resulting from such Utility Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Utility Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Utility Business Combination; or
     (f) Approval by the shareholders of WGL Holdings, Inc. of a complete liquidation or dissolution of WGL Holdings, Inc.
2.9 Committee: Means the Committee appointed by the Board to administer the Plan or if no committee is appointed, the Board.
2.10 Company: Washington Gas Light Company and/or its Affiliates.
2.11 Disability: Disability as defined in the Basic Plan.
2.12 Early Retirement Date: Early Retirement Date as defined in the Basic Plan.

2.13 Employee: Any employee who receives salary, wages or commissions from the Company.
2.14 Final Average Compensation: The average of the Participant’s highest Rates of Annual Basic Compensation on December 31 of each of the three years out of the final five years of the Participant’s Accredited Service as a Participant preceding such Participant’s Normal Retirement Date, Early Retirement Date, date of Disability, death or the date of the Participant’s Termination as described in Section 3.2, whichever is applicable; however, if such five-year period should include any approved leave of absence in effect on December 31 of any year during such five-year period, his or her Rate of Annual Basic Compensation in effect at the beginning of such leave shall be deemed to be his or her Rates of Annual Basic Compensation in effect for that year. In the event a Participant is entitled to an Accrued Benefit under this Supplemental Plan but has less than three years of Accredited Service as a Participant, the Participant’s Rate of Annual Basic Compensation on December 31 of each year of service while a Participant shall be averaged and such average shall be Participant’s Final Average Compensation. Should a Participant die or incur a Disability and have less than one year of Accredited Service, which year does not include December 31, the Participant’s Final Average Compensation shall be, as applicable, his or her Rates of Annual Basic Compensation on the day preceding the date of such Participant’s death or the Administrator’s acceptance of the Disability under Section 6.7.
2.15 Former Vested Participant: A person who was a former employee who has earned a vested benefit under Article 4 of this Plan. See Sections 6.8 and 7.3 of this Plan.
2.16 Hardship Election: The election described in Section 7.5 of this Plan.
2.17 Normal Retirement Date: Normal Retirement Date as defined in the Basic Plan.
2. 18 Participant: A person designated as such by the Committee pursuant to Section 3.1 of this Supplemental Plan. Unless expressly provided herein to the contrary or the context dictates otherwise, a Participant shall also include any person (including a beneficiary) who is entitled to a benefit under this Supplemental Plan.
2.19 Plan: This Supplemental Executive Retirement Plan, as it is in effect from time to time (also referred to as the “Supplemental Plan”).
2.20 Rates of Annual Basic Compensation: Participant’s salary as of December 31 and any short term incentive award declared during the year under the Company’s Executive Incentive Compensation Plan, the 1999 Incentive Compensation Plan, or any successor plan, whether taken in cash or deferred.
2.21 Retirement: Retirement as defined in the Basic Plan.

2.22 Supplemental Plan: This Supplemental Executive Retirement Plan
2.23 Utility: Washington Gas Light Company, and its successors.
2.24 Vesting Service: See “Year of Vesting Service”
2.25 Year of Vesting Service: 1000 hours of service with the Company as a Participant in any one calendar year.

Article 3
Participation
3.1 Designation: Each employee of the Company who is designated by the Committee shall be a Participant in this Supplemental Plan. As of January 1, 1999, the active employees listed on Exhibit A were included as Participants in this Supplemental Plan.
3.2 Termination: In the event Participant’s employment with the Company is terminated for whatever reason or in the event the Committee withdraws or rescinds its designation of Participant status with respect to a current employee, such terminated or current employee, as applicable, shall thereafter accrue no additional benefits under this Supplemental Plan and shall have, with respect to previously credited benefits, only such rights as are provided in Articles 4, 5 and 6 hereof.

Article 4
Vesting
     4.1 Vested Pension — General: Except as provided in Section 4.2 of this Article, a Participant shall be vested in, and have rights to, an Accrued Benefit as follows:
     (a) Participants in this Plan on January 1, 1999:
     For persons who were Participants in this Plan on January 1, 1999, benefits under this Plan vest at the rate of 10% for each completed 5-year period of Accredited Service with the Company (whether or not as a Participant) prior to January 1, 1999. Four complete Years of Accredited Service plus one day of Accredited Service with the Company in any one calendar year will be treated as a 5-year period for this purpose. After January 1, 1999, vesting for these Employees is at the rate of 5% per Year of Vesting Service as a Participant to, and including, the year the Participant attains age 49; and 10% per Year of Vesting Service as a Participant hereafter, to a maximum of 100%.
     (b) Participants joining the Plan after January 1, 1999:
     For any person first becoming a Participant in this Plan after January 1, 1999, benefits vest at the following rates:
     (i) 10% for each completed 5-year period of Accredited Service up to January 1 of the year in which he or she became a Participant. Four complete Years of Accredited Service plus one day of Accredited Service with the Company will be treated as a 5-year period for this purpose; and
     (ii) 5% per Year of Vesting Service earned up to, and including, the year the Participant attains age 49, and
     (iii) 10% per Year of Vesting Service thereafter, to a maximum of 100%. Provided however, no person shall be vested in a benefit under this Plan prior to completion of 60 months of Accredited Service with the Company, unless this requirement is waived by the Committee pursuant to Sec. 4.2(c) of this Plan.
     (c) Minimum vesting level as of January 1, 1999:
     For Participants on January 1, 1999, there is a minimum initial vesting of 10%.
     (d) Grandfather provision:
     For persons who were Participants in this Plan on June 27, 1989, the vested percentage is not less than the percentage earned by that Participant as of June 27, 1989. This percentage is calculated under Section 4.2(a), below.
     (e) Disability:
     Upon Disability of a Participant, the Participant is 100% vested under the Plan. The Disability Pension benefit is provided under Article 6 of this Plan.
     (f) Death:
     Death benefits are provided by Article 7 of this Plan and are calculated without regard to vesting.

     (g) Change of Control:
     Upon a Change of Control, Participants are 100% vested in their Accrued Benefit.
4.2 Vested Pension — Exceptions: Notwithstanding the general provisions in Section 4.1, the following exceptions shall apply —
     (a) For participation on or before June 27, 1989, a Participant shall be vested in, and have rights to, an Accrued Benefit as set out in the table below.

Completed Years
of	Vested
Vesting Service	Percentage
1	20%
2	40%
3	60%
4	80%
5	100%
     (b) A Participant’s Accrued Benefit shall vest in accordance with the table in (a) above if his or her termination of employment occurs as a result of a Company-initiated action or request or if his or her designation of Participant status is withdrawn or rescinded by the Company; provided, however, that this provision shall not apply if the forfeiture provisions of Section 8.5 apply.

     (c) The Committee may waive all vesting requirements or permit accelerated vesting arrangements in any case which, in the Committee’s discretion, represents special circumstances.

Article 5
Service
5.1 Benefit Service: Except as provided in Section 5.2 of this Article, Benefit Service shall be equal to Accredited Service as determined under the Basic Plan plus, for each full year of Accredited Service as a Participant, one additional year to a maximum of 30 years.
5.2 Prior Benefit Service: A Participant who began participation on or before June 27, 1989, shall receive Benefit Service for the period prior to June 27, 1989 which shall be equal to (i) Accredited Service earned through that date as determined under the Basic Plan plus; (ii) two additional years for each full year of Accredited Service as a Participant prior to June 27, 1989.

Article 6
Benefits
6.1 Normal Form of Pension: A Participant who is entitled to receive a retirement benefit under this Supplemental Plan may elect to receive such benefit in the form of a single-life annuity, joint-and-survivor annuity or any other optional form of benefit as set forth in Section 5.2 of the Basic Plan. The normal form of pension under this Supplemental Plan shall be identical to the form of benefit selected by the Participant under the Basic Plan unless the Participant requests, and the Company approves, the lump-sum option described in Section 6.2 of this Supplemental Plan. Any temporary actuarial increase in benefits generated by Participant’s selection of the option in Section 5.2(b) of the Basic Plan shall not be considered in determining the Normal Retirement Pension upon which the benefit from this Supplemental Plan is calculated, nor shall any reduction in Normal Retirement Pension under the Basic Plan at age 62 increase a benefit under this Supplemental Plan.
6.2 Lump-Sum Option: A Participant may request that the portion of his or her retirement benefit under this Supplemental Plan related to any short-term incentive award declared under the Company’s Executive Incentive Compensation Plan, the 1999 Incentive Compensation Plan, or any successor plan as used in determining Rates of Annual Basic Compensation, be paid in the form of a lump sum, the amount of which shall be the actuarial equivalent of the Accrued Benefit otherwise payable to the Participant under this Supplemental Plan. A Participant’s request for a lump sum payment must be submitted in writing to the Administrator at least six months prior to the date on which a benefit would otherwise be payable hereunder and must be accompanied by a medical certificate of the Participant’s good health signed by the Company’s Medical Director in a form satisfactory to the Administrator. A Participant’s request for a lump sum payment shall be subject to the sole discretion of the Administrator and shall be approved by the Administrator only if considered to be in the interests of the Company. If approved by the Administrator, a Participant’s lump-sum payment shall be calculated on the basis specified on Exhibit E.
6.3 Election of Benefit: A Participant shall not receive a benefit under this Supplemental Plan prior to initiating a benefit under the Basic Plan, except in the case where Participant is not eligible to commence a benefit under the Basic Plan. A Participant shall not elect a benefit for a beneficiary of over 50% of the Participant’s benefit without presenting a medical certificate of the Participant’s good health signed by the Company’s Medical Director in a form satisfactory to the Administrator.
6.4 Normal Retirement Pension: On Normal Retirement Date, a Participant shall be eligible to receive a monthly Normal Retirement Pension equal to 1/12 of the excess of (a) over (b) where:
(a)	equals 2% of Final Average Compensation multiplied by the number of years of Benefit Service; and

(b)	equals the sum of:
(1)	the Normal Retirement Pension payable under the Basic Plan; and

(2)	the annual amount of any other supplemental pension benefit provided by the Company.
In no event shall the Normal Retirement Pension be less than the Accrued Benefit calculated as of June 27, 1989.
6.5 Full Retirement Pension: A Participant listed on Exhibit B who has attained at least age 60 and has 30 years of Benefit Service shall be eligible for a monthly payment of an amount equal to 100% of the Normal Retirement Pension.
6.6 Early Retirement Pension: A Participant who has attained age 55 and has 10 or more years of Benefit Service is eligible to select either:
(a)	an amount, commencing at age 65, equal to the Accrued Benefit, determined in the same manner as the Normal Retirement Pension in Section 6.4, based on Benefit Service and Final Average Compensation as of the Participant’s Early Retirement Date; or

(b)	an amount, commencing upon termination of employment , equal to the Participant’s Accrued Benefit subject to an early retirement reduction determined in accordance with Exhibit C or D, as applicable. Provided, however, that Participants listed on Exhibit B shall receive the greater of the benefits determined in accordance with Exhibits C and D; or

(c)	an amount equal to the Participant’s Accrued Benefit to commence on a specified date 24 months or more after termination of employment, subject to an early retirement reduction determined in accordance with Exhibit C or D, as applicable. Provided, however, that Participants listed on Exhibit B shall receive the greater of the benefits determined in accordance with Exhibits C and D.
6.7 Disability Pension: A Participant who has 10 or more years of Benefit Service and has suffered a Disability shall be eligible for a monthly amount equal to: (1) the Early Retirement Pension (except that any such Participant under age 55 will be treated as though age 55); or (2) an amount equal to 110% of the Disability Pension available from the Basic Plan, whichever is greater; but in no event shall the amount exceed the Normal Retirement Pension under this Plan as set out in Section 6.4 above. An Application for a Disability Pension shall be submitted to the Administrator by the applicant or by the Company, together with a medical certificate signed by the Company’s Medical Director in a form satisfactory to the Administrator. A Participant with less than 10 years of Benefit Service who suffers a Disability supported by a medical certificate satisfactory to the Administrator shall be eligible for an immediate benefit calculated in a manner consistent with the Early Retirement Pension described in Section 6.6(b), subject to an actuarial reduction calculated on the basis specified in Exhibit F. The Supplemental Plan Disability Benefit will be reduced by any payments under the Company’s Long-term Disability Plan.
6.8 Vested Termination Pension – Former Vested Participants.
(a)	Former Vested Participants. A Former Vested Participant who has terminated service with the Company prior to age 55 has the following election which may be made during the calendar year prior to the year in which the Former Vested Participant attains age 55: he or she may elect to (i) commence receiving a benefit under this Plan at age 55, or (ii) to defer commencement of payment to a specified date at least 24 months following attainment of age 55.

(b)	If the Former Vested Participant does not make a timely election under Paragraph 6.8(a) above, then the benefit will commence at age 55.

(c)	Reference is made to the Hardship Election provision below.

(d)	The amount of the benefit will be the Participant’s Accrued Benefit, subject to an early retirement reduction determined in accordance with Exhibit C or D, as applicable. Participants listed on Exhibit B shall receive the greater of the benefits determined in accordance with Exhibits C and D.
6. 9 Benefit Compensation: Except as provided in Sections 4.1(d) and 5.2 of this Plan , a Participant’s pension shall be computed under the terms of the Supplemental Plan in effect as of the date of the Participant’s termination of employment with the Company, and shall not be recomputed, increased or decreased after such termination, except for supplemental increases, if any, as may be granted by the Company’s Board of Directors.

Article 7
Death Benefits
7.1 Death Benefits: Except for the surviving spouse’s annuity described in Sections 7.2 and 7.3, and any survivor death benefit selected by a Participant in accordance with Section 7.4, no death benefits shall be payable under this Supplemental Plan and a Participant shall forfeit all rights to any benefits hereunder upon his or her death. As used in this Article, the term “surviving spouse” refers to the person who is legally married to the Participant at the time of his death and for the full one year (365 days) period immediately prior to his death.
7.2 Surviving Spouse of Active Participant: The surviving spouse of a Participant who dies while an active employee shall be eligible to receive a monthly annuity in an amount equal to 50% of the deceased Participant’s Accrued Benefit (without regard to vesting) determined on the basis of (i) the Participant’s Final Average Compensation at the date of death, and (ii) the Benefit Service the Participant would have had if employment had continued until the Normal Retirement Date, and (iii) no reduction for benefit commencement before age 65. This benefit shall continue for the lifetime of the surviving spouse. Payment of this benefit shall commence in the month following the Participant’s death.
7.3 Surviving Spouse of Former Vested Participant

(a)	Upon the death of a person who is a Former Vested Participant and is not receiving a benefit under this Plan, the surviving spouse of such person shall receive an annuity in an amount equal to 50% of the annuity that would have been paid to the Former Vested Participant under Section 6.8.

(b)	If the Former Vested Participant dies prior to the year in which he or she would have reached age 55, then the surviving spouse may elect in that year to (i) commence benefits at the time the Former Vested Participant would have reached age 55 (the “age 55 date”), or (ii) to defer receipt of that benefit to a specified date at least 24 months following the age 55 date. If no such election is made, the benefit will commence in the month following the age 55 date.

(c)	If the Former Vested Participant dies on after the year he or she reaches age 55. the benefit to the surviving spouse shall commence in the month following the Former Vested Participant’s death.

(d)	Reference is made to the Hardship Election provision below.

(e)	The amount of the benefit will be 50% of Former Vested Participant’s Accrued Benefit, subject to early retirement reduction in accordance with Exhibits C or D, as applicable, and shall continue for the lifetime of the surviving spouse.

7.4 Survivor Death Benefit: Upon the death of a retired Participant who is receiving or is entitled to receive annuity benefits hereunder and who, in accordance with Section 6.1 hereof, had previously elected to receive his or her Accrued Benefit in a form which pays a death benefit to a designated surviving beneficiary, such death benefit shall be paid to such designated surviving beneficiary in accordance with such prior election.
7.5 Hardship Election. If, in the opinion of the Committee, any election to defer a benefit under this Plan results in an undue hardship, then upon request of the beneficiary, the beneficiary may elect to accelerate payment of that benefit.

Article 8
Miscellaneous
8.1 Amendment, Suspension, or Termination: Any amendment, suspension, or termination of this Supplemental Plan shall have prospective effect only, be non-discriminatory, and shall not affect any Accrued Benefit or vested right.
8.2 Nonguarantee of Employment: Nothing in this Supplemental Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any Participant, with or without cause.
8.3 Cost: The Company shall pay the full cost of this Supplemental Plan and the Plan shall at all times be maintained on an unfunded basis. A Participant’s rights to a benefit under this Supplemental Plan are contractual in nature and in the event the Company is unable to pay any benefit required hereunder, the Participant shall have, with respect to the Company, only those rights of an unsecured creditor.
8.4 Nonalienation of Benefits: Benefits payable under this Supplemental Plan shall not be subject in any manner to alienation, anticipation, assignment, charge, encumbrance, execution, garnishment, pledge, sale, transfer, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Participant, prior to actually being received by the person entitled to the benefit under the terms of this Supplemental Plan. Any attempt to alienate, anticipate, assign, charge, encumber, pledge, sell, transfer, or otherwise dispose of any right to benefits payable under this Supplemental Plan shall be void. This Supplemental Plan shall not in any manner be liable for, or subject to, the contracts, debts, liabilities, or torts of any person entitled to benefits under this Supplemental Plan.
8.5 Forfeiture: Anything herein to the contrary notwithstanding, if a Participant or retired Participant willfully performs any act or willfully fails to perform any act of material importance to the Company, which may result in material discredit or substantial detriment to the Company, then upon recommendation of the Administrator and upon a majority vote of the Board of Directors, such Participant or retired Participant or the surviving spouse of such Participant shall forfeit any benefit payments owing on and after the date fixed by the Board of Directors and the Company shall have no further obligation under this Supplemental Plan to such Participant, retired Participant, or the surviving spouse of such Participant. If a Participant received his or her benefit in the form of a lump sum payment pursuant to Section 6.2 hereof, then the Participant or the surviving spouse of such Participant shall return to the Company a proportionate share of such lump sum payment calculated as follows: The proportionate share shall equal the product of the lump sum payment multiplied by a fraction, the numerator of which is the number of full years and months which elapsed from the time of the payment to the time of the willful act or failure to act described herein and the denominator of which is the number of full years and months of the Participant’s life expectancy determined as of the time of the lump sum payment.
8.6 Governing Law: All matters relating to this Supplemental Plan shall be governed by the laws of the state of Virginia, without regard to the principles of conflict of laws.

Article 9
Appeals from Denial of Claims
     If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice of the denial. This notice shall be in writing, within a reasonable period of time after receipt of the claim by the Committee. This period shall not exceed 90 days after receipt of the claim, except that if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant, and an additional 90 days will be considered reasonable.
     This notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:
     (a) the specific reasons for the denial;
     (b) specific reference to the Plan provisions on which the denial is based;
     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material of information is necessary;
     (d) an explanation that a full and fair review by the Committee of the decision denying the claims may be requested by the claimant or an authorized representative by filing with the Committee, within 60 days after the notice has been received, a written request for the review; and

     (e) if this request is so filed, an explanation that the claimant or an authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in subsection (d).
     The decision of the Committee upon review shall be made promptly, and not later than 60 days after the Committee questions receipt of the request for review, unless specific circumstances require an extension of time for processing. In this case the claimant shall be so notified, and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be it writing, shall include specific reasons for the denial, shall include specific references to the pertinent Plan provisions on which the denial is based, and shall be written in a manner calculated to be understood by the claimant.

Exhibit A
Participants in the Supplemental Executive Retirement Plan as of January 1, 1999
Elizabeth M. Arnold
Beverly J. Burke
Richard J. Cook
James H. DeGraffenreidt, Jr.
Richard L. Fisher
John K. Keane, Jr.
Frederic M. Kline
Patrick J. Maher
Lisa M. Metcalfe
Douglas V. Pope
Joseph M. Schepis
Roberta W. Sims
Robert A. Sykes
Robert E. Tuoriniemi
James B. White

Exhibit B
Participants eligible to elect a Full Retirement Pension or Early Retirement Pension accordance with terms of Sections 6.5 and 6.6 of the Plan
Richard J. Cook
Richard L. Fisher
John K. Keane, Jr.
Patrick J. Maher
Douglas V. Pope
Robert A. Sykes

Exhibit C
Early Retirement Pension Benefit
“Legacy” Formula

	Benefit Service
Age*	<30 years	30 years
65	1	1
64	0.98	1
63	0.96	1
62	0.94	1
61	0.92	1

60	0.90	1
59	0.85	0.85
58	0.80	0.80
57	0.75	0.75
56	0.70	0.70
55	0.65	0.65

*	Nearest Age of Participant (or Former Vested Participant) on date benefits commence.

Exhibit D
Early Retirement Pension Benefit
“New” Formula

All Service
Age *	Levels
65	1
64	0.97
63	0.94
62	0.91
61	0.88

60	0.85
59	0.82
58	0.79
57	0.76
56	0.73
55	0.70

*	Nearest Age of Participant (or Former Vested Participant) on date benefits commence.

EXHIBIT E
LUMP SUM CALCULATION PROCEDURE
1.	Determine the participant’s life expectancy as of the lump sum payment date using the 1983 Group Annuity Mortality Table. Round the result up to the next higher whole number of years.

2.	Determine the annual life annuity benefit, payable as of the lump sum payment date, that is to be converted into an actuarially equivalent lump sum.

3.	Assuming mid-year payment of the amount in Step (2), for each year of the Participant’s future life expectancy, discount each year’s payment back to the lump sum payment date using the yield on the zero-coupon US Treasury security with maturity equal to the maturity of each year’s payment. The lump sum shall equal the sum of the discounted payments. The U.S. Treasury yields shall be those published for the date six months prior to the lump sum payment date. If such date falls on day when U.S. Treasury securities are not traded, yields for the next following business day shall be used.

EXHIBIT F
Actuarial Equivalent Reduction Factors for Disability Benefits
Commencing Prior to Age 55

Factor by Which Age 55 Benefit is
Nearest Age at	Multiplied to Determine Benefit at
Commencement	Commencement Age
54	0.9261
53	0.8586
52	0.7968
51	0.7402
50	0.6882

49	0.6404
48	0.5963
47	0.5557
46	0.5183
45	0.4837

44	0.4516
43	0.4220
42	0.3945
41	0.3690
40	0.3453

39	0.3233
38	0.3028
37	0.2837
36	0.2660
35	0.2494

34	0.2339
33	0.2195
32	0.2060
31	0.1934
30	0.1816

29	0.1706
28	0.1603
27	0.1507
26	0.1416
25	0.1331